UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2019

USG Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

                                     (312) 436-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 10, 2018, USG Corporation (the “Company”), Gebr. Knauf KG, a limited partnership (Kommanditgesellschaft) organized under the laws of Germany (“Knauf”), and World Cup Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Knauf (“Merger Sub”), entered into an Agreement and Plan of Merger (the “merger agreement”) pursuant to which, subject to the satisfaction of customary closing conditions, Merger Sub will be merged with and into the Company (the “merger”), with the Company continuing as the surviving corporation in the merger and an indirect, wholly owned subsidiary of Knauf.

On January 22, 2019, the Company announced the anticipated departures of the following individuals, among others, from the Company following, and subject to, completion of the merger:

•	Jennifer F. Scanlon, President and Chief Executive Officer;

•	Matthew F. Hilzinger, Executive Vice President and Chief Financial Officer;

•	Brian J. Cook, Executive Vice President and Chief Administrative Officer;

•	Dominic A. Dannessa, Executive Vice President and Chief Customer and Innovation Officer;

•	Gregory D. Salah, Senior Vice President, USG Corporation and President, Gypsum; and

•	Michelle M. Warner, Senior Vice President, General Counsel and Corporate Secretary.

The anticipated departures will only become effective upon completion of the merger.

Item 7.01	Regulation FD Disclosure.

On January 22, 2019, the Company issued a press release regarding certain of the matters described in Item 5.02, which press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Number	Exhibit

99.1	Press Release, dated January 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant

Date: January 22, 2019	By:	/s/ Michelle M. Warner
	Name:	Michelle M. Warner
	Title:	Senior Vice President, General Counsel and Corporate Secretary